Exhibit 99.1

CONFIDENTIAL

Contact:
Phil Cooper	Jim Buckley
Executive Vice President, CFO	Executive Vice President
Charles River Associates Incorporated	Sharon Merrill Associates, Inc.
617-425-3700	617-542-5300

CHARLES RIVER ASSOCIATES ANNOUNCES UPDATE ON 2.875%

CONVERTIBLE SENIOR SUBORDINATED DEBENTURES DUE 2034

Company Elects Cash Settlement Option for Future Conversion,

Limiting Dilutive Effect on Common Stock

BOSTON — December 15, 2004 — Charles River Associates Incorporated (NASDAQ: CRAI) announced today that, pursuant to the terms of the indenture governing its 2.875% convertible senior subordinated debentures due 2034, it has irrevocably elected to settle with cash all of the principal amount of the debentures upon conversion thereof.  To the extent that the conversion obligation exceeds the principal amount of the debentures converted, CRA maintains the right to satisfy the remaining conversion obligation in shares of its common stock (or cash in lieu of fractional shares).

The debentures are convertible only upon the occurrence of specified events.  Accordingly, under accounting regulations effective for periods through December 15, 2004, until a contingent conversion condition is met, the shares underlying the debentures are not included in the calculation of diluted earnings per share.  However, in September 2004, the Emerging Issues Task Force of the Financial Accounting Standards Board (FASB) reached a conclusion that effective for periods ending after December 15, 2004, contingently convertible securities should be included in diluted earnings per share computations, regardless of whether a conversion contingency has been met.  Furthermore, FASB proposed an amendment to Statement of Financial Accounting Standards No. 128 prohibiting the treasury stock method of accounting unless the issuer were to commit, contractually and irrevocably, to settle the par value of the debentures in cash.  The irrevocable election by CRA to settle the par value of the debentures in cash will allow CRA to continue to account for the debentures under the treasury stock method of accounting.  The treasury stock method of accounting allows CRA to report dilution only when and to the extent that the Company’s average stock price per share for the reporting period exceeds the $40 conversion price.

CRA believes that current cash balances, cash generated from operations, and amounts available under its bank line of credit will be sufficient to meet the Company’s anticipated working capital and capital expenditure requirements for at least the next 12 months.

About CRA

Founded in 1965, Charles River Associates is an economics, finance, and business consulting firm that works with businesses, law firms, accounting firms, and governments in providing a wide range of services.  CRA combines its expertise in economic and financial analysis, litigation and regulation support, business strategy and planning, market and demand forecasting, policy analysis, and engineering and technology management.  In addition to its corporate headquarters in Boston and international offices in Brussels, Canberra, Dubai, London, Melbourne, Mexico City, Sydney, Toronto, and Wellington, CRA also has U.S. offices in Cambridge, Chicago, College Station, Houston, New York, Oakland, Pasadena, Philadelphia, Salt Lake City, Silicon Valley, and Washington, D.C.

Statements in this news release may be considered forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, including statements concerning the accounting treatment of the debentures, the effect that the election to satisfy in cash all of the principal amount of the debentures upon conversion will have on CRA’s diluted earnings per share, and that CRA’s current cash balances, cash generated from operations and amounts available under its bank line of credit will be sufficient to meet the Company’s anticipated working capital and capital expenditure requirements for at least the next 12 months.  Information contained in these forward-looking statements is inherently uncertain, and actual events may differ materially.  Information on factors that could affect the outcome of these forward-looking statements is included in CRA’s most recent Quarterly Report on Form 10-Q filed on October 15, 2004 with the Securities and Exchange Commission and in other filings made by CRA with the Securities and Exchange Commission from time to time.  CRA assumes no obligation and undertakes no duty to update its forward-looking statements to reflect new information or developments.